Exhibit-10.18


September 13, 1999


Mr. Ronald L. Krutzman
Treasurer and Assistant Secretary
Laclede Gas Company
720 Olive Street
St. Louis, MO 63101

Dear Ron:

Mercantile Bank National Association is pleased to provide a $20,000,000 line of credit maturing September 13, 2000 to Laclede Gas Company for general corporate purposes and for commercial paper backup.

All borrowings will be priced at your option, at Mercantile's Prime rate, floating, or LIBOR adjusted + 1/4% for available maturities to 90 days. Notes issued under this line shall not exceed 90 days. No note shall have a maturity date after September 13, 2000.

Interest shall be payable at the end of each calendar quarter beginning September 30, 1999 and at maturity. Interest shall be computed on the basis of actual 365/366 for prime borrowings and actual 360 basis for LIBOR.
Notes issued may be prepaid at any time without penalty, subject to standard funding loss provisions for LIBOR loans.

We may terminate this agreement at any time if we determine, in good faith, that we are not satisfied with your conditions, operations or performance, financial or otherwise.

It is understood that any loans obtained by any subsidiary of Laclede Gas Company, whether or not they are guaranteed by Laclede Gas Company, are excluded from this agreement and shall not be charged against the line of credit described above.

Nothing in this letter is intended to alter the arrangements set forth in the agreement dated August 25, 1999 or the availability of up to $50,000,000 of advances thereunder from Mercantile Bank National Association on the terms set forth in said August 25, 1999 agreement.









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Laclede Gas Company
September 13, 1999


We appreciate the opportunity to serve Laclede's needs and to continue the long standing relationship between our companies. If the foregoing is acceptable to you, please sign below.


                                    MERCANTILE BANK NATIONAL ASSOCIATION

                                         By: /s/ Timothy W. Hassler
                                         Name: Timothy W. Hassler
                                         Title: Vice President


Accepted this 13th day of September, 1999

LACLEDE GAS COMPANY

By: /s/ Ronald L. Krutzman
Name: Ronald L. Krutzman
Title: Treasurer & Asst. Secretary


























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